EXHIBIT 3.3

                  PLAN AND AGREEMENT OF MERGER
                               OF
            VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
                  (A NORTH DAKOTA CORPORATION)
                               AND
            VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
                     (A NEVADA CORPORATION)


PLAN AND AGREEMENT OF MERGER entered into on June 12, 2003, by and between VOYAGER ENTERTAINMENT INTERNATIONAL, INC., a North
Dakota corporation ("VEII-North Dakota"), and VOYAGER
ENTERTAINMENT INTERNATIONAL, INC., a Nevada corporation ("VEII-
Nevada").

WHEREAS, VEII-North Dakota is a business corporation of the State of North Dakota with its registered office therein located at 3727 Kingston Dr., Bismark, North Dakota 58503; and

WHEREAS, the total number of shares of stock which VEII-North
Dakota has authority to issue is 150,000,000, of which 100,000,000 are common stock, $.001 par value per share, and 50,000,000 are preferred stock, $.001 par value per share; and

WHEREAS, VEII-Nevada is a business corporation of the State of Nevada with its registered office therein located at 4483 West
Reno Ave., Las Vegas, Nevada 89118; and

WHEREAS, the total number of shares of stock which VEII-Nevada has authority to issue is 250,000,000, of which 200,000,000 are common stock, $.001 par value per share, and 50,000,000 are preferred stock, $.001 par value per share; and

WHEREAS, the North Dakota Business Corporation Act permits a merger of a business corporation of the State of North Dakota with and into a business corporation of another jurisdiction; and

WHEREAS, the General Corporation Law of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

WHEREAS, VEII-North Dakota and VEII-Nevada and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge VEII-North Dakota with and into VEII-Nevada pursuant to the provisions of the North Dakota Business Corporation Act and pursuant to the provisions of the General Corporation Law of the State of Nevada upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto hereby determine and agree as follows.


                            ARTICLE I
                             MERGER

1.1. CONSTITUENT CORPORATIONS. The name, address and jurisdiction of organization of each of the constituent corporations are set forth below.

     A. Voyager Entertainment International, Inc., a corporation organized under and governed by the laws of the State of North Dakota with a principal place of business at 4483 West Reno Ave., Las Vegas, Nevada 89118 (the
     "terminating corporation").

     B. Voyager Entertainment International, Inc., a corporation organized under and governed by the laws of the State of Nevada with a principal place of business at 4483
     West Reno Ave., Las Vegas, Nevada 89118 (the "surviving corporation").

1.2. SURVIVING CORPORATION. Voyager Entertainment International, Inc., a Nevada corporation, shall be the surviving corporation. The principal place of business, officers and directors of Voyager Entertainment International, Inc. shall survive the merger and be the principal place of business, officers and directors of the surviving corporation. The Articles of Incorporation and bylaws of the Surviving Corporation will be in a form consistent with Nevada law and the Articles of Incorporation will provide for an increase in the authorized $.001 par value common stock of the corporation from 100,000,000 to 200,000,000 shares.

1.3. MERGER. On the Effective Date (as hereinafter set forth) and subject to the terms and conditions of this Agreement, the applicable provisions of the North Dakota Business Corporation Act ("North Dakota Law"), and the applicable provisions of Title 7, Chapter 78 of the Nevada Revised Statutes ("Nevada Law"), VEII-North Dakota is merged with and into VEII-Nevada. The separate existence of VEII-North Dakota shall cease on and after the Effective Date.

                           ARTICLE II
                EXCHANGE AND CONVERSION OF SHARES

2.1.      CONVERSION OF CAPITAL STOCK.

     A. On the Effective Date, each issued and outstanding share of the common stock, $.001 value per share, of VEII-North Dakota shall be converted into the right to receive one (1) fully paid and non-assessable share of the common stock, $.001 par value per share, of VEII-Nevada.

     B. On the Effective Date, each issued and outstanding share of the preferred stock of any series or class of VEII-North Dakota shall be converted into the right to receive one fully paid and non-assessable share of preferred stock, $.001 par value per share, of VEII-Nevada with substantially identical rights and preferences.

2.2. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued by VEII-Nevada as a result of the merger. Each fractional share that would otherwise result from the merger shall be cancelled and returned to the authorized and unissued capital stock of VEII-Nevada and a full share of VEII-Nevada common stock, $.001 par value per share, shall be issued in its place.

2.3. NO MANDATORY EXCHANGE. It will not be necessary for shareholders of the VEII-North Dakota to exchange their existing stock certificates for certificates of VEII-Nevada. Outstanding stock certificates of the Company should not be destroyed or sent to the surviving corporation.

2.4. EXISTING SHARES. Prior to the merger, no shares of common or preferred stock of VEII-Nevada had been issued.

                           ARTICLE III
               ADDITIONAL COVENANTS AND AGREEMENTS

3.1. OUTSTANDING OPTIONS AND WARRANTS. Except to the extent otherwise provided in outstanding options, warrants, and other rights to purchase shares of the common stock, $.001 par value per share, of VEII-North Dakota, each option, warrant or other right to purchase shares of the common stock, $.001 par value per share, of VEII-North Dakota, shall be exercisable to purchase shares of VEII-Nevada on the same terms and conditions.

3.2. SUBMISSION TO SERVICE IN NORTH DAKOTA. VEII-Nevada agrees that it may be served with process in the State of North Dakota in any proceeding for enforcement of any obligation of a constituent corporation and in a proceeding for the enforcement of the rights of a dissenting owner of an ownership interest of a constituent corporation against the surviving foreign corporation, and irrevocably appoints the Secretary of State of North Dakota as its agent to accept services of process in any such suit or proceeding. Any such process may be forwarded to the surviving foreign corporation in care of Richard L. Hannigan, Sr., 4483 West Reno Ave., Las Vegas, Nevada 89118.

3.3 DISSENTING OWNERS. The parties hereto agree that it will promptly pay to the dissenting owners of ownership interests of VEII-North Dakota the amount, if any, to which they are entitled under Section 10-19.1-88 of the North Dakota Business Corporation Act.

3.4. COOPERATION. In the event that this Agreement is approved and adopted by the stockholders of VEII-North Dakota in accordance with North Dakota Law, the parties hereto agree that they will cause to be executed and filed and recorded any document or documents prescribed by North Dakota Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of North Dakota and the State of Nevada and elsewhere to effectuate the merger herein provided for.

3.5. ADDITIONAL ASSURANCES. VEII-North Dakota hereby appoints the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

                           ARTICLE IV
                         EFFECTIVE DATE

4.1. EFFECTIVE DATE. This merger shall be effective in the State of North Dakota and the State of Nevada on the date a certificate of merger meeting the requirements of North Dakota Law, is filed with the Secretary of State of the State of North Dakota.

4.2. TERMINATION. Notwithstanding the full approval and adoption of this Agreement, the said Agreement may be terminated by either party at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

4.3. AMENDMENT. Notwithstanding the full approval and adoption of this Agreement, this Agreement may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of VEII-North Dakota and the stockholders of VEII-Nevada, no such amendment may (a) change the rate of exchange for any shares of VEII-North Dakota or the types or amounts of consideration that will be distributed to the holders of the shares of stock of VEII-North Dakota; (b) change any term of the Articles of Incorporation of VEII-Nevada; or (c) adversely affect any of the rights of the stockholders of VEII-North Dakota or VEII-Nevada.

                            ARTICLE V
                          MISCELLANEOUS

5.1. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may have different signatures and be signed at different times. When all parties have signed at least one counterpart, each counterpart shall be deemed complete and shall constitute the same instrument.

5.2. ENTIRE AGREEMENT. This Agreement and the is intended by the parties to be the final expression of their agreement with respect to the matter set forth herein and is intended to contain all of the terms of such agreement without the need to refer to other documents. There are no other understandings, written or oral, among the parties with respect to the matter set forth herein.

5.3. AMENDMENT. This Agreement may not be amended except by a written instrument signed by the parties hereto.

IN WITNESS WHEREOF, this Agreement is hereby executed upon behalf of each of the parties thereto this 12th day of June, 2003.


VOYAGER ENTERTAINMENT                   VOYAGER ENTERTAINMENT
INTERNATIONAL, INC. (North Dakota)      INTERNATIONAL, INC.
(Nevada)


/s/                                     /s/
Richard L. Hannigan, Sr.,               Richard L. Hannigan, Sr.,
President                               President


/s/                                     /s/
Myong Hannigan,                         Myong Hannigan,
Secretary                               Secretary